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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            MOLECULAR CIRCUITRY, INC.

         The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies as follows:


                                    ARTICLE 1

                  The name of the Corporation is: MOLECULAR CIRCUITRY, INC.

                                    ARTICLE 2

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                    ARTICLE 3

                  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "General Corporation Law").

                                    ARTICLE 4

                  4.1 The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares of which 50,000,000 shares shall be common stock, having a par value of $.01 per share (the "Common Stock"), and 2,000,000 shares shall be preferred stock, having a par value of $.01 per share (the "Preferred Stock").

                  4.2 Each holder of record of shares of the Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one (1) vote for each share held of record.

                  4.3 Subject to all of the rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                  4.4 The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each
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such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such class or series and as may be permitted by the General Corporation Law, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  4.5 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

                                    ARTICLE 5

                  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The number of directors shall be fixed from time to time as provided in the Corporation's by-laws.

                  (c) The directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of the stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. The initial term of the Class I directors shall expire at the 1999 annual meeting of the stockholders; the initial term of the Class II directors shall expire at the 2000 annual meeting of the stockholders; and the initial term of the Class III directors shall expire at the 2001 annual meeting of the stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible, but in no case shall


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a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                  (d) Subject to the rights, if any, of holders of any series of the Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a vote of the majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

                  (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  (f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

                  (g) The affirmative vote of a majority of the entire Board of Directors shall be required to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

                  (h) Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to convene a meeting of the stockholders, special meetings of stockholders of the Corporation may be called
(i) by the Chairman of the Board; (ii) by the President; or (iii) by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) by such person or persons as may be authorized by the by-laws.



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                  (i) Any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that if the director to be removed was elected by any class or series of Preferred Stock, than such person may only be removed, and his or her successor elected by the holders of a majority of the shares of such class or series.

                                    ARTICLE 6

                  The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by the General Corporation Law as it may be amended from time to time, any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the name of the Corporation), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee, or in any other capacity while serving as a director, officer or employee against any expense, liability or loss reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such person: (i) if such person has not met the standard of conduct for indemnification under the General Corporation Law; or (ii) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (iii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

                                    ARTICLE 7

                  No amendment to or repeal of Articles 5(e) or 6 of this Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles 5(e) or 6 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE 8

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.



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                                    ARTICLE 9

                  No stockholder of the Corporation shall by reason of holding shares of any class of stock have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class of such stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class of such stock.

                                   ARTICLE 10

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE 11

                  The Corporation is hereby exempt from the applicability and coverage of Section 203 of the General Corporation Law.

                                   ARTICLE 12

                  The name and mailing address of the incorporator is Laura P. Wax, 1650 Market Street, 32nd Floor, Philadelphia, PA 19010.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hand this 15th day of September, 1998.



                                              /s/ Laura P. Wax
                                              -----------------
                                                LAURA P. WAX


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